UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 2005

MIDWEST BANC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	000-29598 (Commission File Number)	36-3252484 (I.R.S. Employer Identification No.)

501 WEST NORTH AVENUE MELROSE PARK, ILLINOIS (Address of principal executive offices)	60160 (Zip Code)

Registrant’s telephone number, including area code (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last year)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

                      On June 28, 2005, the Compensation Committee of Midwest Banc Holdings, Inc. (“Midwest”) approved stock awards under Midwest’s Stock and Inventive Plan as follows:

	Stock Option	Restricted Stock

Sheldon Bernstein Executive Vice President Midwest Bank and Trust Company	4,000	2,500

Mary M. Henthorn Executive Vice President Midwest Bank and Trust Company	4,000	2,500

Daniel R. Kadolph Senior Vice President and Chief Financial Officer Midwest Banc Holdings, Inc.	2,000	2,000

These executive officers were apprised of their awards on July 7, 2005.

     The Compensation Committee approved awards of option 30,500 options and 50,100 shares of restricted stock to various officers of Midwest and Midwest Bank and Trust Company. The options and restricted stock will vest on the fifth anniversary date of their issuance. However, if certain performance goals are met, the options and restricted stock will vest when the Compensation Committee determines that these goals have been met. The option exercise price is 100% of the fair market value of Midwest’s common stock on the date of the grant. The restricted shares will have voting and dividend rights.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC. (Registrant)
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer

Date: July 7, 2005